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                                                                      Exhibit 23

                         INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-17031, 333-17055, 333-17405 and 333-89219 on Form S-8 and Nos. 333-24685 and
333-43071 on Form S-3 of Rockwell International Corporation of our report dated November 3, 1999, appearing in the Annual Report on Form 10-K of Rockwell International Corporation for the year ended September 30, 1999 and to the reference to us under the heading "Experts" in the Prospectuses which are part of the Registration Statements.

DELOITTE & TOUCHE LLP

Milwaukee, Wisconsin
December 1, 1999